UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2021

CB FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 001-36706

Pennsylvania	51-0534721
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Market Street,	Carmichaels,	PA	15320
(Address of principal executive offices)			(Zip code)

(724)	966-5041
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.4167 per share	CBFV	The Nasdaq Stock Market, LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange
Act.  ☐

Item 8.01.    Other Events.

On February 23, 2021, CB Financial Services, Inc., the holding company of Community Bank, announced the implementation of strategic initiatives to optimize the operations of Community Bank’s branch office network. The initiatives include consolidating six branch offices, the possible divestiture of other branch offices, and investments in technology and infrastructure at the remaining locations. For further information, reference is made to the press release dated February 23, 2021, which is filed as Exhibit 99.1 hereto and incorporated into this Item 8.01 by reference.

Item 7.01.    Regulation FD Disclosure.

Community Bank issued an Investor Presentation with respect to the matters disclosed in Item 8.01. A copy of the Investor Presentation is furnished as Exbibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)Not applicable.

(b)Not applicable.

(c)Not applicable

(d)Exhibits

99.1    Press release dated February 23, 2021
99.2    Investor Presentation – February 2021
101    Cover Page Interactive Data File (embedded in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB FINANCIAL SERVICES, INC.

Date: February 23, 2021	By:	/s/ John H. Montgomery
John H. Montgomery
President and Chief Executive Officer

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